Exhibit 99.1

     I hereby represent that the following documents constitute fair and accurate English translations of the respective Chinese documents to which they correspond.


EXHIBIT
NUMBER      DESCRIPTION
---------   ---------------------------------------------------------------------------
   2.1      Agreement between the Company and Xianyang Pianzhuan Development Co.,
            Inc. (Yongxin)
   2.2      Agreement between the Company and Xianyang Pianzhuan Development Co.,
            Inc. (Daming)
   2.3      Agreement among Pianzhuan Group, Tomei and Muping Gold Industry
            Company (Yantai)
   2.4      Agreement of Acquisition among the Company, Pianzhuan Group and Tomei
            (Yantai)
   2.5      Agreement among Xianyang Deflection Group Corp., Xian Jiao Tong
            University Electrical Engineering Co., Hong Kong Wainlink Enterprises
            Limited and Dea Tech
   2.6      Agreement among Pianzhuan Group, Hong Kong Weilin Industrial Co., Ltd.,
            and Xian Jiao Tong University Electrical Engineering Co., Ltd.
   3.3      Articles of Association of Yongxin
   3.4      Approval Certificate of Yongxin Joint Venture
   3.5      Business License of Yongxin
   3.6      Approval of Application dated September 11, 1993 (Yongxin)
   3.7      Approval of Application No. 1994, 081 (Yongxin)
   3.8      Approval of Application No. 1996, 062 (Yongxin)
   3.9      Approval of Application No. 1996, 084 (Yongxin)
  3.10      Articles of Association of Daming
  3.11      Approval Certificate of Daming Joint Venture
  3.12      Business License of Daming
  3.13      Approval of Application No. 1996, 052 (Daming)
  3.14      Approval of Application No. 1996, 088 (Daming)
  3.15      Articles of Association of Yantai
  3.16      Business License of Yantai
  3.17      Approval Certificate of Yantai Joint Venture (1995)
  3.18      Articles of Association of Dnon Tech
  3.19      Business License of Dnon Tech
  3.20      Approval of Application No. 1994, 20 (Dnon Tech)
 10.10      Agreement of Lease between Pianzhuan Group and Yongxin
 10.11      Agreement of Lease between Pianzhuan Group and Daming
 10.12      Agreement of Lease between Pianzhuan Group and Dnon Tech
 10.13      Agreement of Lease between Weihai Electronic Industrial Park Weishi Corp.
            and Daming
 10.14      Term Loan Agreement between Daming and the Construction Bank of China
 10.15      Loan Guarantee of Pianzhuan Group
 10.16      Loan Collateral Agreement between Daming and the Construction Bank of
            China
 10.17      Form of Agreement of Extension of Loan Repayment among Daming,
            Pianzhuan Group and the Construction Bank of China
 10.18      License Agreement among Daming, Yongxin and Pianzhuan Group
 10.19      License Agreement of Color Display Tube Equipment and Technology
            between Yongxin and Nichimen Corporation

                                               By: /s/ Du Qingsong*
                                                    ---------------------------
                                                    Du Qingsong, Chairman of
                                                    the Board and Chief
                                                    Executive Officer


* By Mary Xia, as Attorney-in-Fact